Exhibit 10.2
Trust Agreement
(English Translation)

Trustor: Songyuan North East Petroleum Technical Services Co., Ltd.
Trustor is whom benefits from this agreement, is called beneficiary (“the Beneficiary”).

Address: Comprehensive office at Zhanjiang Road, Qingnian Avenue, Economic and Technological Development Zone, Songyuan City, Jilin Province.

Trustee: Lou Yun Hui (the “Trustee”)

ID card No.: 220702196607060624

According to the rule of correlative law and legislation of general rule of civil law of PRC and entrust law of PRC. The Beneficiary and the Trustee mutually conclude this Trust Agreement. Its contents are as follows:

Chapter One; Entrust

1.	The Beneficiary agrees to entrust Trustee holding 5% shares (the “Entrusted Shares”) of Song Yuan Tiancheng Drilling Engineering Co., Ltd. in Songyuan City on behalf of the Beneficiary.
2.	The Trustee accepts the Beneficiary’s entrustment and holds the Entrusted Shares on behalf of Beneficiary.

Chapter Two; Trustee’s duty

1.	Entrusted Declaration shows that the whole rights, interests and bonus (including production by himself or non-production) of Entrusted Shares should belong to the Beneficiary unconditionally.
2.	The Trustee guarantee that he will obey the written instruction of the Beneficiary and cooperate unconditionally to deal with the Entrusted Shares, interests and bonus.
3.
The Trustee should sign the credit contract according to the written instruction of the Beneficiary and the Beneficiary is the representative of the contract and exercise the voting right (including significant decision-making).

4.
According to the Beneficiary’s demand, the Trustee should notify all the information and data of Song Yuan Tiancheng Drilling Engineering Co., Ltd. and all information to the Beneficiary that the shareholder should be known in time.

5.
The Trustor has right to know the operation condition of Song Yuan Tiancheng Drilling Engineering Co., Ltd. and the condition of income and expenses of financial affair and also has right to check and to duplicate the account papers and financial files.

6.	The Trustee cannot sell, exchange, lent, offset, pawn or handle the Entrusted Shares in any other way before getting the special written agreement from the Beneficiary.
7.	The Trustee cannot plough back or cooperate or make a joint venture with others rely on the bonus from the Entrusted Shares without approval from Beneficiary.

Chapter Three; The Trustee’s consideration

The Trustee knows that the Beneficiary needs not to pay the consideration for Entrusted Shares that he held instead of Beneficiary.

Chapter Four; Restrain any successor

The Trustee restrains his any successor and Trustee on the responsibility and duty of the contract.

Chapter Five; Entrust term of the contract

The entrust term of the contract is valid from the effective date of the contract to the date of the dismissal of Song Yuan Tiancheng Drilling Engineering Co., Ltd.

Chapter Six; The entrust will be terminated if one of the following circumstance exists:

1.	The aim of entrust has been come true;
2.	The party of entrust consults and makes an agreement;
3.	Add contract or not when the term is ended.

 Chapter Seven: the responsibility of breach of contract

1.
If the Trustee disobeys the aim of entrust to deal with the property of entrust or mismanage the entrusted affairs which lead to the loss of the trust property, then he should recover the entrust property as its original state or make compensation.

2.	If the Trustee uses the entrust property to enlist interest for himself which lead to the loss of the trust property, the Trustee should bear the compensation responsibility.
3.	The Trustee should undertake the duty for others’ debt if he violates managing duty or deals with entrust affair improperly.

Chapter eight: Application of law

Both Trustee and Beneficiary agree that the explanation of this contract is applicable. If there is no special or specific law item can be applicable, the contract should be explained and executed according to general rule of “Civil Law of PRC and “Trust Contract law of PRC” on the basis of the honest and creditable principle.

Chapter nine: Solution of controversy

If there is controversy in the process when the contract is being performed, it should be solved through consultation by each party. If it still cannot be solved by consultation, they could agree to sue to the People’s court, which has the jurisdiction right.

Chapter ten: The contract was signed on September 25, 2009, which has duplicate copy and each held by Trustor (Beneficiary) and the Trustee.

TRUSTOR:
SONG YUAN NORTH EAST PETROLEUM TECHNICAL SERVICE CO., LTD.

(Company Seal)

TRUSTEE:

By: /s/ Lou Yun Hui
Lou Yun Hui